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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of Earliest Event Reported) - September 15, 1998


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                               GUIDANT CORPORATION
             (Exact name of registrant as specified in its charter)


            INDIANA                                 1-13388                        35-1931722
                                                   ---------
(State or other jurisdiction of            (Commission File Number)              (IRS Employer
         Incorporation)                                                       Identification No.)

                  111 Monument Circle, 29th Floor                                    46204
                       Indianapolis, Indiana                                       (Zip Code)
             (Address of principal executive offices)

                                 (317) 971-2000
              (Registrant's telephone number, including area code)


                                 ---------------

                                 NOT APPLICABLE
             (Former name or address, if changed since last report)

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Item 2.   Acquisition or Disposition of Assets.

         Pursuant to an Agreement and Plan of Merger, dated August 10,
1998, by and among Guidant Corporation, an Indiana corporation ("Guidant"), and InControl, Inc., a Delaware corporation ("InControl"), Guidant commenced a tender offer for all outstanding InControl shares of common stock, par value $0.01 per share (the "Shares") at $6 per share in cash. The tender offer expired on September 14, 1998 and Guidant accepted for payment approximately 97.7% of the outstanding Shares. On September 15, 1998, a wholly-owned subsidiary of Guidant was merged with and into InControl (the "Merger"), and each remaining Share (other than Shares owned directly or indirectly by Guidant or InControl or Shares held by holders exercising dissenters' rights) was converted into the right to receive $6 in cash and InControl became a wholly-owned indirect subsidiary of Guidant.

         The acquisition will be accounted for as a purchase transaction. The cash purchase price, which totaled approximately $135 million, was determined based on arms-length negotiations between the parties. The cash payments required at the closing were funded from existing sources of working capital, Guidant's existing commercial paper program and a bank borrowing from Wachovia Bank, N.A. Other than as previously disclosed in the Offer to Purchase, dated August 17, 1998 (the "Offer to Purchase") and in the immediately succeeding paragraph, no material relationship existed between InControl and Guidant or any of its affiliates, any director or officer of Guidant or any associate of any such director or officer prior to the Merger.

         On August 10, 1998, InControl and Guidant entered into a credit agreement (the "Credit Agreement") which is a $15 million credit facility. The Credit Agreement is more fully described in the Offer to Purchase which description is incorporated by reference herein. On August 20, 1998, InControl borrowed $3 million pursuant to the Credit Agreement, which amount is outstanding as of the date hereof.

         InControl is engaged in the design, development and manufacture of implantable atrial defibrillators and related products, including transvenous defibrillation leads, and temporary defibrillation catheters. Guidant intends to continue such business.

Item 7.  Financial Statement and Exhibits

(a)   Financial Statements.

      None.

(b)   Exhibits.

         Exhibit No.     Description
         ----------      -----------

           2.1 Agreement and Plan of Merger, dated as of August 10, 1998, by and among Guidant, Pegasus Acquisitions Corp. ("Sub") and InControl*
           2.2 Form of Shareholder Agreement between Guidant and certain selling stockholders of InControl*
           2.3           Credit Agreement, dated as of August 10, 1998, by and
                         between
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                         Guidant and InControl*
           2.4 Letter Agreement, dated as of August 14, 1998, by and among Guidant, Sub and InControl*

* Previously filed in Sub's Tender Offer Statement on Schedule 14D-1/13D, filed on August 17, 1998, as amended.
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         Pursuant to the requirements of the Securities Exchange Act of 1934,
Guidant Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       GUIDANT CORPORATION

                                       By:   /s/ A. Jay Graf
                                             --------------------------------
                                             A. Jay Graf
                                             Vice President


Date:  September 28, 1998
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EXHIBIT INDEX

 Exhibit No.      Description
 -----------      -----------

    2.1 Agreement and Plan of Merger, dated as of August 10, 1998, by and among Guidant, Sub and InControl*
    2.2 Form of Shareholder Agreement between Guidant and certain selling stockholders of InControl*
    2.3 Credit Agreement, dated as of August 10, 1998, by and between Guidant and InControl*
    2.4 Letter Agreement, dated as of August 14, 1998, by and among Guidant, Sub and InControl*


* Previously filed in Sub's Tender Offer Statement on Schedule 14D-1/13D, filed on August 17, 1998, as amended.